Exhibit 99.(p).6

TRILLIUM ASSET MANAGEMENT, LLC

CODE OF ETHICS

INTRODUCTION

This Code of Ethics (the “Code”) was originally adopted by Trillium Asset Management, LLC (“Trillium” or the “Company”) effective November 28, 2005, and has been updated to deal with changing circumstances. The most recent revision to this Code was on January 20, 2015. Trillium serves as the investment adviser to several client accounts, including the Trillium Funds, investment companies registered under the Investment Company Act of 1940 (the “Company Act”). This Code pertains to Trillium’s investment advisory and sub-advisory services. This Code establishes standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Client may abuse their fiduciary duties to the Client and addresses other types of conflict of interest situations. Definitions of underlined terms are included in Appendix A.

1.	WHO IS COVERED BY THIS CODE

This Code applies to all Access Persons (collectively the “Employees” and each an “Employee” of Trillium (See Attachment A-1). As used in this Code, the term “Employee(s)” includes all full-time and part-time employees, manager trainees and interns of Trillium. In addition the term “Employee(s)” also includes all officers, directors and partners of Trillium who (a) have access to nonpublic information regarding any clients’ or Funds’ purchase or sale of securities, or portfolio holdings, or (b) are involved in providing investment advisory services to clients.

2.	POLICY STATEMENT

The purpose of this Code of Ethics is to set forth certain key guidelines that have been adopted pursuant to Rule 204A-1 under the of the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1 under Company Act by Trillium as office policy for the guidance of all personnel and to specify the responsibility of all Employees of the Company to act in accordance with their fiduciary duty to Company clients and to comply with applicable federal and state laws and regulations, including, but not limited to, securities laws, governing their conduct. In particular, Employees should be aware of the requirements of the Advisers Act and Company Act. Careful adherence is essential to safeguard the interests of the Company and its clients. The Company expects that all Employees will conduct themselves in accordance with high ethical standards, which should be premised on the concepts of integrity, honesty and trust.

As noted, all Employees of the Company must conduct themselves in full compliance with all applicable federal and state laws and regulations concerning the securities industry. In particular, an Employee should be familiar with those laws and regulations governing “insider trading” and fiduciary duties. It is the responsibility of every Employee to know these laws and regulations and to comply with them. If an Employee needs copies of any laws and regulations concerning the securities business or has any questions about the legality of any transaction, the Employee should consult the Company’s Compliance Officer (CCO).

Although our fiduciary duties require more than simply avoiding illegal and inappropriate behavior, at a minimum all Employees should be aware that, as a matter of policy and the terms of their employment with the Company, the following types of activities are strictly prohibited, in connection with the Purchase or sale, directly or indirectly, of a Security held or to be acquired by a client or prospective client or the Funds:

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(1)	Using any device, scheme or artifice to defraud a client or prospective client or the Funds
(2)	Making any untrue statement of a material fact to a client or prospective client or the Funds or omitting to state a material fact necessary in order to make the statements made to a client or prospective client or the Funds, in light of the circumstances under which they are made, not misleading;
(3)	Engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit on a client or prospective client or the Funds;
(4)	Engaging in any manipulative practice with respect to a client or prospective client or the Funds; and
(5)	Causing the Company, acting as principal for its own account or for any account in which the Company or any person associated with the Company is a beneficial owner, to sell any security to or purchase any security from a client or the Funds in violation of any applicable law, rule or regulation of a governmental agency.

Trillium has always held itself and its Employees to the highest ethical standards. While this Code is only one manifestation of those standards, compliance with its provisions is essential. Failure to comply with this Code is a very serious matter and may result in disciplinary action being taken. Such action can include, among other things, private reprimand, disgorgement of profits, suspension or even termination of employment. Failure to submit personal security transactions report on a timely basis is a violation of this Code.

Employees must promptly report any suspected violations of the Code of Ethics to the CCO or a Managing Partner. To the extent practicable, Trillium will protect the identity of an Employee who reports a suspected violation. However, the Company remains responsible for satisfying the regulatory reporting, investigative and other obligations that may follow the reporting of a potential violation.

Retaliation against any Employee who reports a violation of the Code of Ethics is strictly prohibited and will be cause for corrective action, up to and including dismissal.

3.	PROHIBITED TRANSACTIONS

(a)        Prohibition against Fraudulent Conduct. It is unlawful for Employees to use any information concerning a Security held or to be acquired by a Client, or their ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Client.

(b)        Blackout Period. Employees shall not Purchase or Sell a Covered Security in an account over which they have direct or indirect influence or Control on a day during which they know or should have known a Client has a pending “buy” or “sell” order in that same security unless that order is withdrawn or until that order has been executed.

(c)        Additional Blackout Period. No Employee shall Purchase or Sell a Covered Security within ten (10) trading days after an Employee makes a recommendation to add that security to, or delete it from, Trillium's approved list. As part of the personal transaction pre- clearance process described in Section 4(b), it is imperative that the respective Investment

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Personnel reject any proposed trade involving an issuer that he or she is actively considering recommending adding to, or deleting from, Trillium’s approved list as a Covered Security. Any profits realized on Purchases or Sales of that security within this proscribed period are subject to being disgorged to a charity.

(d)        Blackout Period for Trillium advised mutual fund shares. An Employee shall not be permitted to sell or otherwise transfer, directly or indirectly, shares of any Reportable Fund (mutual fund advised, sub-advised, or underwritten by Trillium or an affiliate) for a period of 60 days from the date of purchase or acquisition of those shares of the mutual fund.

(e)        Blackout Period Exclusions and Definitions. The following transactions shall not be prohibited by this Code and are not subject to the limitations of Sections 3(b), (c) and (d):

Transactions

(i)	effected pursuant to an automatic investment plan (however, any transaction that overrides or changes the preset contribution schedule or allocations requires pre- approval)
(ii)	with respect to securities held in accounts over which the Employee has no direct influence or control (such as a blind trust)
(iii)	in direct obligations of the U.S. Government
(iv)	in money market instruments, bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short term debt instruments
(v)	in shares of money market funds
(vi)	in shares of open-ended mutual funds (holdings of and transactions in closed-end funds or funds for which the company or an affiliate serves as investment adviser, sub-adviser or underwriter must be reported; investments in funds for which the company or an affiliate serves as investment adviser, sub-adviser or underwriter are also subject to 3(d))
(vii)	in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated open-end mutual funds.

For purposes of Sections 3(b) and (c), and subject to Section 3(g) below, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security and (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.

(f)	Other Prohibited Transactions. Employees shall not:

(i)	induce or cause a Client to take action or to fail to take action, for personal benefit rather than for the benefit of the Client;
(ii)	accept anything other than items of de minimis value or any other preferential treatment from any broker-dealer or other entity with which a Client does business;
(iii)	establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the designated Compliance Officer prior to establishing such an account;
(iv)	use knowledge of portfolio transactions of a Client for one’s personal benefit or the personal benefit of others;
(v)	violate the anti-fraud provisions of the federal or state securities laws;

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(vi)	serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the CCO that the board service would not conflict with the interests of the Client and its shareholders; and
(vii)	directly or indirectly acquire securities in an initial public offering for which no public market in the same or similar securities of the issue has previously existed.

(g)        Corporate Opportunities. Employees shall not take personal advantage of any opportunity properly belonging to a Client.

(h)        Confidentiality. Except as required in the normal course of carrying out their business responsibilities, Employees shall not reveal information relating to the investment intentions or activities of any Client, or securities that are being considered for Purchase or Sale on behalf of any Client.

4.	PERSONAL TRANSACTION PROCEDURES

(a)	Requirement for Pre-clearance. Employees must obtain written pre-clearance from a Compliance Officer designated under Section 7 (the CCO, and the DCO) for the following types of transactions:
•	any securities transaction involving a Limited Offering or an initial public offering (IPO).
•	any transaction in securities, other than those listed in Section 3(e) of the Code or shares of exchange-traded funds (ETF’s), for which the purchase or sale price, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is greater than $5,000, except that such amount shall be $100,000 in the case of issuers with total market capitalizations in excess of $4 billion.

A form for obtaining pre-clearance follows as Attachment A-3. The Compliance Officer will not grant pre-clearance if the security transaction is not consistent with the provisions of the Code.

Any Employee who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Compliance Officer if they play a material role in Trillium’s subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the employee has previously disclosed the ownership of the privately placed security in compliance with the pre-clearance requirements of this section.

(b)	Pre-Trade Compliance Process. It is the responsibility of Trillium personnel wishing to trade in a Covered Security to follow the following procedures:

(i)	Complete a pre-approval form indicating the name of the Covered Security, its symbol and exchange on which it is traded, purchase or sale, the date, approximate current price, brokerage firm to be used, and the relationship of the personnel with the end beneficiary of the proposed transaction.
(ii)	Obtain signed approval on the pre-approval form from a Trillium trader and the CCO or DCO. (The CCO approves the DCO’s forms and the DCO approves the CCO’s forms.)

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(iii)	Approvals must only be granted consistent with Blackout Period provisions specified in Section 3(b), (c) and (d).
(iv)	Approved transactions must be executed within two trading days of approval, or the subject personnel must repeat the procedures.
(v)	Upon execution of the pre-approved transaction, copies of the pre-approval forms containing all signatures must be submitted to compliance for review by a Compliance Officer in accordance with the process proscribed in Section 5(d) and Section 7(a) (iv).

(c)          Exclusions from Pre-Trade Compliance. This section 4 does not apply to trades in Reportable Funds.

Trillium discourages the practice of short-term trading of either covered securities listed on its approved list or open-ended mutual funds for which Trillium or an affiliate serves as adviser, sub-adviser or underwriter. Therefore, it is expected that Employees would not place offsetting trades, such as a buy and a sell, of the same securities or funds within sixty (60) days.

5.	REPORTING REQUIREMENTS

(a)          Reporting. Employees must report the information described in this Section with respect to transactions in any Covered Security in which they have, or because of such transaction acquire, any direct or indirect Beneficial Ownership. They must report to the designated Compliance Officer.

(b)          Exclusions from Reporting. Employees must report all holdings and transactions, except for holdings and transactions in the securities listed in Section 3(e). With the exception of Section 5(f) hereunder (“Certification of Compliance”).

(c)          Initial Holding Reports. No later than ten (10) days after a person becomes an Employee subject to this Code as set forth in Section 1, he or she must report the following information:

(i)	the title, number of shares and/or principal amount, and CUSIP number or ticker symbol of each Covered Security (whether or not publicly traded) in which the person has any direct or indirect Beneficial Ownership (any holdings of open- ended mutual funds for which Trillium serves as adviser or sub-adviser must also be reported);
(ii)	the holdings reports must be current as of a date not more than forty-five (45) days prior to the individual becoming subject to the Code;
(iii)	the name of any broker, dealer or bank with whom he or she maintained an account in which any securities were held for his or her direct or indirect benefit as of the date he or she became subject to this Code; and
(iv)	the date that the report is submitted.

(d)          Quarterly Transaction Reports. On a quarterly basis, each Employee subject to the Code must submit a list of transactions in Covered Securities (whether or not publicly traded) in which the person has, or because of such transaction acquired, any direct or indirect Beneficial Ownership. In lieu of a list of all transactions, duplicate copies of all trade confirmations or statements for each of the three months (as long as they contain all the below required information) may be submitted.

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(i)	the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and/or the principal amount of each Covered Security involved and the CUSIP number or ticker symbol;
(ii)	the nature of the transaction (i.e., Purchase, Sale or any other type of acquisition or disposition);
(iii)	the price of the Covered Security at which the transaction was effected;
(iv)	the name of the broker, dealer or bank with or through which the transaction was effected; and
(v)	the date that the report is submitted.

Any transactions relating to the Green Century Balanced Fund (the “Fund”) that result from active 401(k) plan Fund allocation choices made during the three-month period must be reported on the quarterly form provided by compliance. This does not include routine investments in the Fund made from payroll deductions over which Employees have no control of the timing. Additionally, any transactions other than periodic automatic dividend and/or capital gain reinvestments in any open-ended mutual funds for which Trillium or an affiliate serves as adviser, sub-adviser or underwriter must be reported on the same quarterly form.

In addition, each Employee subject to the Code must submit the following information for any account established by the Employee in which any securities were held during the quarter for the direct or indirect benefit of the Employee:

(i)	the name of any broker, dealer or bank with whom the Employee established the account;
(ii)	the date the account was established; and
(iii)	the date the report is submitted.

All new brokerage account reports, personal transaction reports or applicable trade confirmations and securities account statements must be submitted to the Compliance Department no later than thirty (30) days after the end of a calendar quarter15.

(e)        Annual Holdings Reports. Annually, Employees must report the following information (which information must be current as of a date no more than forty-five (45) days before the report is submitted):

(i)	the title, number of shares and/or principal amount of each Covered Security (whether or not publicly traded) and/or the Green Century Balanced Fund or any other open-ended mutual funds for which Trillium serves as adviser or sub- adviser in which such person had any direct or indirect Beneficial Ownership and the CUSIP number or ticker symbol;
(ii)	the name of any broker, dealer or bank with whom such person maintains an account in which any securities are held for such person’s direct or indirect benefit; and
(iii)	the date that the report is submitted.

(f)          Certification of Compliance. The Company will supply a copy of this Code and any amendments to each Employee. Employees are required to certify annually (in the form of

15 disregard if your bank or brokerage firm is already providing duplicate copies to Compliance

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Attachment A-2) that they have read and understood the Code and recognize that they are subject to the Code. Further, they are required to certify annually that they have complied with all the requirements of the Code and they have disclosed or reported all personal securities transactions pursuant to the requirements of the Code. Employees are required to promptly report to a Compliance Officer any violations of this Code of which they become aware, including violations by other Employees.

(g)          Account Opening Procedures. Each Employee shall provide written notice to the Compliance Department before opening any personal account with any entity through which any Covered Securities transaction may be effected. In addition, he or she must promptly:

(i)	provide full access to Trillium of all records and documents which Trillium considers relevant to any securities transactions or other matters subject to the Code;
(ii)	cooperate with Trillium in investigating any securities transactions or other matter subject to the Code;
(iii)	provide Trillium with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and
(iv)	promptly notify the CCO or such other individual as Trillium may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

6.	ADMINISTRATION OF THE CODE OF ETHICS

Trillium must use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code and to prevent Employees from engaging in unlawful actions. Additionally, with respect to sub-advisory relationships with mutual fund advisers:

(a)	Trillium must submit no less frequently than annually to the board of trustees of the investment company a written report that describes any issues arising under the Code since the previous report to the board of trustees that

i.    Describes any issues arising under the Code or procedures since the last report to the board of trustees including, but not limited to, information about material violations of the Code and sanctions imposed in response to any material violations, and

ii.    certifies that Trillium has adopted procedures reasonably necessary to prevent Employees from violating the Code.

(b)  Each supervised Employee must report any violations of this Code promptly to Trillium’s CCO or a Managing Partner.

7.	COMPLIANCE OFFICER

Trillium’s Board of Directors appointed Nancy Denney CCO and Michelle McDonough as Deputy Compliance Officer (DCO) to act in Ms. Denney’s absence.

(a)        Duties of Compliance Officers:

(i)	the CCO, DCO or their designee will review all securities transaction reports and document the reviewer responsible for reviewing such reports. The CCO or DCO may not review their own reports, therefore, the other compliance officer will review such reports. ;

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(ii)	identify all Employees subject to this Code who are required to make these reports and promptly inform each Employee of the requirements of this Code;
(iii)	approve or disapprove personal transaction requests submitted by Employees in accordance with the procedures stipulated in Section 4;
(iv)	compare all personal Covered Securities transactions with each security pre- approval form;
(v)	compare initial holdings reports, quarterly reports (or statements) and annual holdings report for accuracy and completeness
(vi)	maintain a signed acknowledgment by each person who is then subject to this Code, in the form of Attachment A-2;
(vii)	review at least annually the adequacy of the Code and the effectiveness of its implementation; and
(viii)	inform persons of their requirements to obtain prior written approval from the Compliance Officer prior to entering into a personal securities transaction.

(b)        Potential Trade Conflict. When there appears to be a transaction that conflicts with the Code, the Compliance Department shall request a written explanation of the person’s transaction. If after post-trade review, it is determined that there has been a violation of the Code, the CCO will report the violation to a Managing Partner.

(c)         Required Records. The CCO, the DCO or their designee shall maintain and cause to be maintained:

(i)	a copy of any code of ethics adopted by Trillium which has been in effect during the previous six (6) years in an easily accessible place;
(ii)	a record of any violation of any code of ethics, and of any action taken as a result of such violation, for at least five (5) years after the end of the fiscal year in which the violation occurs in an easily accessible place;
(iii)	a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;
(iv)	a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Trillium, in an easily accessible place;
(v)	a record of any decision, and the reasons supporting the decision, approving the acquisition by Employees of Limited Offerings or IPOs for at least five (5) years after the end of the fiscal year in which the approval is granted;
(vi)	a copy of each annual written report that is required to be furnished to the board of trustees, under Section 6(a) of this Code, must be maintained for at least five

(5) years after the end of the fiscal year in which the report is made, the first two

(2) years in an easily accessible place; and

(vii)	a copy of each Employee’s annual acknowledgment that he or she has received and reviewed this Code.

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Appendix A – Definitions

(a)          Beneficial Owner shall have the meaning as that set forth in Rule 16a-1(a) (2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Employee owns or acquires. A Beneficial Owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

Indirect pecuniary interest in a security includes securities held by a person’s immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner, sibling, mother-in-law, father-in-law, son- in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(b)          Control means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof Control over the company. This presumption may be rebutted based upon the facts and circumstances of a given situation.

(c)	Covered Security means any security except:

(i) securities acquired pursuant to an automatic investment plan (however, any transaction that overrides or changes the preset contribution schedule or allocations requires pre- approval)

(ii) securities held in accounts over which the Employee has no direct influence or control (such as a blind trust)

(iii) direct obligations of the U.S. Government, (iv) money market instruments, bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short term debt instruments

(v) shares of money market funds

(vi) shares of open-ended mutual funds for which the Company or an affiliate does not serve as investment adviser, subadviser or underwriter (holdings of and transactions in closed-end funds must be reported), and

(vii) units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated open-end mutual funds.

(d)         Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(5) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

(e)          Purchase or sale includes, among other things, the writing of an option to purchase or sell.

(f)	Security held or to be acquired by a Client means

(i)	any Covered Security which has been held by the applicable Client or is being or has been considered by the applicable Client or its investment adviser for Purchase by the applicable Client; and

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(ii)	any option to Purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

(g)           Reportable Fund – Any Registered Investment Company advised, subadvised, or underwritten by Trillium or an affiliate.

Attachment A-1 – LIST OF EMPLOYEES

A list of Employees is maintained by the Compliance Officer outside of this document.

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Attachment A-2 - ANNUAL CODE OF ETHICS CERTIFICATION

I understand that I am subject to Trillium’s Code of Ethics as adopted by Trillium Asset Management, LLC on January 20, 2015. By signing below, I certify that I have received, read, and understand the Code and will comply with it in all respects. In addition, I understand that any questions about Trillium’s Code should be directed to the CCO.

Signature	Date

Print Name

This Form must be completed and returned to Trillium’s Compliance Department.

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Attachment A-3

 Trillium Asset Management , LLC

Personal Trading Pre-Clearance Form

Employee Name:	Date:

Nature of Relationship:

(i.e. personal, spouse, partner, dependent)

All personal transactions of any full or part-time TAM employee for assets with a market cap of less than $4 Billion, in accounts in which the employee has a beneficial interest must be approved in advance. (Trades involving government bonds, mutual funds & exchange-traded derivatives such as DJIA Diamonds, PDRSs HOLDRs & QQQQs are exempt).

Employees are personally responsible for obtaining all authorizing signatures.

Transactions must be completed within two business days of approval, or employee must re-submit forms.

Approvals * (Please initial in appropriate column)
Trans- action	# Shares	Security Name	Symbol	Approx Price	Approx Value of Trade	Market Cap	Source (i.e. Google, BBerg)	Requires Approval? Yes/No	Trader	Analyst	Compliance Officer
0
0
0
0
0
0
0
0
0
0

* If the trade requires approval & the answer to any of the following questions is yes, the authorizing individual must not approve the trades!

-- Has the security been traded in clients’ accounts in the past 24 hours?

-- Do open orders (i.e. GTC limit orders) exist for this security?

-- Is security actively being considered at present for addition to TAMC's approved buy list?

-- Has security been added to or deleted from the buy list within the past 10 trading days?

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Trillium Asset Management, LLC

Code of Ethics

Attachment A-4 – EXISTING SECURITIES HOLDINGS FORM

I,                            , am reporting that as of                       , I (1) DO or (2) DO NOT (Cross Out One) maintain Covered Securities holdings registered (i) in my name, (ii) to a member of my family (defined as spouse, minor children and adults living in the same household) or (iii) for a trust in which I am the trustee or have a direct or indirect beneficial interest. As proof of my holdings of Covered Securities, I have forwarded to the CCO a copy of my brokerage (or trust, etc.) statement(s) dated (you must check which of the 3 following choices applies)

❑ [recent Q end date], 201_,

❑                   , 201_; I attest that the holdings were the same as of [same Q end date], or

❑                   , 201_; I attest that any changes of Covered Securities between this date and [same Q end date] are listed in the section below.

Mutual fund accounts do not need to be reported except for any closed-end mutual fund or mutual fund advised, sub-advised or underwritten by Trillium or an affiliate. All such holdings have been disclosed to Trillium’s Compliance Department, except for those holdings and accounts that are listed below (attach additional sheets if necessary):

Covered Security Issuer Name and Type	Ticker Symbol or CUSIP Number	Number of Shares	Principal Amount

Name of Broker-Dealer or Bank	Account Title	Account Number

I understand that if I choose to open a securities account in the future, I will give written notice to Trillium’s Compliance Department, prior to opening such an account. Securities accounts include holdings in, but are not limited to, individual securities, Limited Offerings, and initial public offerings. All securities accounts held by a broker-dealer or some other entity must be reported to the Compliance Department regardless of whether any activity in said accounts has occurred. I will also give written notice to my broker/other entity that I am associated or employed with Trillium, a registered investment adviser, and will have duplicate account statements mailed to the attention of Trillium’s Compliance Officer.

Signature	Date

Print Name	Office Location

This Form must be completed and returned to Trillium’s Compliance Department by no later than 45 days from the date(s) on your attached statement(s)

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Trillium Asset Management, LLC

Code of Ethics

Attachment A-5 – ANNUAL HOLDINGS REPORT FORM

As of Year End                     , 20

Please check the appropriate box below and furnish any additional information as necessary:

❑ All Covered Securities are held in brokerage accounts and/or bank custody. As an Employee who is subject to the Code, I hereby attest that I have reviewed and confirm the accuracy of any securities account statement(s) and/or holdings (where applicable) in which I or any household members have a beneficiary interest as of September 30, 20 . I confirm that the statement(s) denote the following:

•	the title, ticker symbol or CUSIP number, number of shares, and principal amount of each Covered Security (whether or not publicly traded) in which I have any direct or indirect beneficial ownership;

To the extent the statement(s) is/are not an accurate and full reflection of my current Covered Securities holdings, I have noted the amendments/discrepancies below and will promptly notify Trillium’s Compliance Department.

Shares	Name of Issuer	Price @ year end	Total Principal Value

❑ I have no direct or beneficial interest in Covered Securities.

Please check the appropriate box below and furnish any additional information as necessary:

❑ I certify that I have disclosed below the existence of all accounts in which any securities are held for my direct or indirect beneficial interest.

❑ I do not maintain any securities accounts.

Name of Broker-Dealer or Bank	Account Title	Account Number

Signature	Date

Print Name

This Form must be completed and returned to Trillium’s Compliance Department no later than                    .

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Attachment A-6 – NOTICE TO OPEN SECURITIES ACCOUNT FORM

I,                 , am providing Trillium’s Compliance Department with prior written notice that I am opening a securities account as indicated below:

Account Registration:

Account Number (if known):

Brokerage Firm/Other Entity:

I will also give written notice to my brokerage firm/other entity instructing them to mail duplicate statements to Trillium’s Compliance Department at the following address:

Trillium Asset Management, LLC
Compliance Department

Two Financial Center

60 South Street, Suite 1100

Boston, MA 02111

Signature	Date

Print Name	Office Location

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